Exhibit 99.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), is entered into as of this 31st day of January 2012, by and between Imperial Petroleum, Inc. (“Imperial or Seller”) a Nevada corporation having its principal place of business located at 710 Norfleet Drive, Middletown, IN 47356 as SELLER and Eleven Energy Corporation, (“Eleven or Buyer”), a Florida corporation located at 2202 North West Shore Blvd. Suite 200 Tampa, Florida 33607 as BUYER.

W I T N E S S E T H:

WHEREAS, Eleven and Imperial have entered into that certain Letter of Intent dated January 31, 2012 and attached hereto as Exhibit “A” and made a part hereof; and

WHEREAS, Imperial is the owner of certain oil and gas wells, leases, interests and assets comprising those properties set forth on Exhibit “B” attached hereto; and

WHEREAS, Imperial desires to sell, transfer and assign to Eleven all of its right, title and interest in and to those assets comprising those properties as described on Exhibit “B” and any and all equipment used by Imperial in conjunction with the operation of said properties and located on the premises, collectively referred to as the “Acquired Assets”; and

WHEREAS, Eleven understands and acknowledges that the Acquired Assets require certain plugging bonds to be posted with the State of Louisiana; and has acquired Hillside Oil & Gas LLC to meet this requirement Set forth on Exhibit “C” attached hereto; and

WHEREAS, the Board of Directors of both Imperial and Eleven deem it in the best interests of each to complete the transaction herein contemplated;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

1. Purchase and Sale of Assets.

1.01 Purchase and Sale. On and subject to the terms and conditions of this Agreement, Eleven agrees to purchase from Imperial and Imperial agrees to sell, transfer, convey and deliver to Eleven all of Imperial’s right, title and interest in and to the Acquired Assets, including without limitation, the following assets:

(a) all of Imperial’s right, title and interest in and to each of the properties as more particularly described on Exhibit “B” attached hereto, and all equipment, buildings, fixtures and other improvements located thereon and all rights, easements, rights-of-way and other interests incidental thereto and used or necessary for the use and enjoyment of the properties by Eleven;

(b) all machinery, equipment, trucks, tractors and trailers and related spare components and parts, inventories of raw materials, supplies and minerals, processed goods, goods in process, and tools located on the properties or used in connection with the properties described in Exhibit “B”;

(c) all certificates, licenses, permits, registrations and applications therefor necessary, useful for, used or held for use by Imperial in the ownership or operation of the properties (collectively, the “Permits”); whether held in the name of Imperial or in an affiliate entity;

(d) all water wells and water rights, licenses, permits and applications therefor to locate, drill for, produce, use, gather, restrict flow, store or remove water on, from or to the properties (collectively, the “Water Rights”); and

(e) all books, records, ledgers, files, documents, correspondence, lists, plats, maps, plans, drawings, blueprints, specifications, assays, studies, reports and other written or printed materials necessary, useful for, held for use by Imperial useful in the ownership or operation of the properties on Exhibit “B”, including any stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the properties;

1.02 Purchase Price. Eleven agrees to purchase the Acquired Assets from Imperial at Closing in exchange for a total consideration of $100.00 (the “Purchase Price”) to be adjusted as provided in this Agreement and comprised of the following:

(a)

EXHIBIT “C” Eleven will acquire 100% of the equity interest of Hillside Oil & Gas LLC, a Texas LLC; Hillside Oil & Gas LLC will maintain the SSTA plugging bond as required by the State of Louisiana for Coquille Bay in the amount as currently in force, and assume plugging liabilities on all of the Acquired Assets.

1.03 Effective Date: The purchase of the Acquired Assets shall be effective as of 7:00 a.m. on January 31, 2012 (“Effective Date”), such that BUYER shall be entitled to the proceeds from the production and sale of oil and natural gas from and after the Effective Date. After the Closing Date, any expenses for the direct operations of the properties approved by Both the BUYER and SELLER will be the sole responsibility of the BUYER.

1.04 Closing. Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement will be at 5:00 p.m. at the offices Imperial Petroleum, Inc., at 710 Norfleet Drive, Middletown, IN, on or before, January 31, 2012, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by Eleven and Imperial, such date and time sometimes being referred to herein as the “Closing” or “Closing Date.”

2. Representations and Warranties of Eleven.

Eleven represents and warrants to Imperial that, to the best of its knowledge, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

2.01 Organization, Qualification and Corporate Power. Eleven is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Eleven is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Eleven has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.02 Authority. Eleven has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Eleven hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Eleven and all agreements, instruments, and documents to be executed and delivered by Eleven hereunder, the performance by Eleven of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Eleven, and no other corporate proceedings of Eleven are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Eleven hereunder, have been duly authorized to do so by all necessary actions on the part of Eleven. This Agreement constitutes, and each other agreement and instrument to be executed by Eleven hereunder, when executed and delivered by Eleven, will constitute, the valid and binding obligation of Eleven enforceable against it in accordance with its terms. At Closing, Eleven will control Hillside Oil & Gas LLC, a Texas LLC through a conveyance of State of Louisiana or shall have otherwise made suitable arrangements to assume operations of the Acquired Assets in compliance with the laws of the State of Louisiana.

2.03 Capitalization. The entire authorized capital stock of Eleven, as of the date of the Agreement, consists of 150,000 shares of common stock, par value $ .001 per share, of which 100,000 shares are, as of the date of this Agreement, issued and outstanding. All of the issued and outstanding shares of Eleven common stock have been duly authorized, are validly issued, fully paid, and non-assessable. Except as disclosed above, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Eleven is a party or which are binding upon Eleven providing for the issuance, disposition or acquisition of any of its capital stock.

2.04 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Eleven is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of Eleven or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Eleven is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Eleven is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity in order for Eleven to consummate the transactions contemplated by this Agreement.

2.05 Disclosure. The representations and warranties contained in this Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 2 not misleading.

2.06 Representation. Eleven represents and warrants that in making the decision to acquire the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Eleven and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial.

3. Representations and Warranties Concerning Imperial.

Imperial, represents and warrants to Eleven that, to the best of their knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

3.01 Authority. Imperial has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Imperial hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. This Agreement constitutes, and each other agreement and instrument to be executed by Imperial hereunder, when executed and delivered by Imperial, will constitute, the valid and binding obligation of Imperial enforceable against it in accordance with its terms.

3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Imperial is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Imperial and Eleven to consummate the transactions contemplated by this Agreement.

3.03 Title. The Acquired Assets are being transferred pursuant to this Agreement to Buyer without warranty, either express or implied. To the best of its knowledge and except as provided in the Imperial Disclosure Schedule, Imperial has not received or been notified of any adverse claims against the Acquired Assets, and upon the Closing Date will transfer the Acquired Assets free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Eleven shall conduct its title investigation and notify Imperial in writing of any defects in the title to the Acquired Assets from time to time but in any event not later than 20 calendar days prior to the Closing Date Imperial shall have 10 calendar days from receipt of notification to either cure the title defect or remove the entire property from the sale. In the event that the title adjustments exceed 10% of the Purchase Price, Eleven, may at its own discretion terminate the transaction.

3.04 Permits. To the best knowledge of Seller and except as disclosed on the Imperial Disclosure Schedule, Seller has received no notice and has no knowledge of any revocation, termination or modification of any Permit affecting the Acquired Assets that would have a material adverse effect on the continued operation of the Acquired Assets by the Buyer after Closing.

3.05 Governmental Approvals. To the best knowledge of Seller, and except as disclosed on the Imperial Disclosure Schedule, Seller has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the Acquired Assets, Eleven or Eleven’s ability to own, operate or exploit the Acquired Assets. Seller has not received any demands from the Texas Railroad Commission, Louisiana Department of Natural Resources, The New Mexico Department of Natural Resources or the Environmental Protection Agency, or any similar body having jurisdiction over mineral rights and operations within the States of Texas, New Mexico or Louisiana, to plug and abandon, repair, or otherwise alter the present operations of any of the properties or wells comprising the Acquired Assets.

3.06 Tax Matters. To the best knowledge of Seller, and except as disclosed on the Imperial Disclosure Schedule, there is no dispute or claim concerning any federal, state or local tax liability either (A) claimed or raised by any authority in writing or (B) as to which Imperial or any of the directors and officers (and employees responsible for tax matters) of Imperial or any affiliate have knowledge based upon personal contact with any agent of such authority. Imperial has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis.

3.07 Litigation. To the best knowledge of Seller, and except as disclosed on the Imperial Disclosure Schedule, there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or threatened against Imperial or any of the Acquired Assets. Imperial has not received any notifications or charges from any federal, state, or local governmental authority involving oil and gas, occupational safety and health or water quality or other environmental matters.

3.08 Environment, Health and Safety. To the best knowledge of Seller, and except as disclosed on the Imperial Disclosure Schedule, there are no claims and Seller is not aware of the potential for any claims arising out of environmental issues related to the operation or ownership of the Acquired Assets. Seller expressly assumes any liability associated with environmental issues relating to events that occurred prior to the Effective Date.

3.09 Legal Compliance. To the best of its knowledge, and except as disclosed on the Imperial Disclosure Schedule, Seller is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws affecting the Acquired Assets.

3.10 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.11 Representation. Imperial represents and warrants that in making the decision to sell the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Eleven.

4. Survival.

4.01 Survival. All of the representations and warranties of Imperial contained in this Agreement and the representations of Eleven contained in this Agreement shall survive for a period of one year after the Closing Date.

5. Conduct and Transactions prior to Closing.

5.01 Covenants of Imperial. Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

(a) Imperial agrees to give Eleven its agents and representatives, full access to the Acquired Assets and all of Imperial’s premises and books and records relating to the Acquired Assets and its operation, and to furnish Eleven with such financial, title and operating data and other information with respect to the Acquired Assets and its ownership and operation as Eleven shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of Imperial hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Imperial. Imperial agrees to furnish to Eleven any title opinions, title reviews or other material useful to Eleven in its review of the title to the Acquired Assets vested in Imperial. In the event of termination of this Agreement, Eleven will return to Imperial all documents, work papers, and other material obtained from Imperial in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b) Imperial will conduct its business relating to the Acquired Assets only in the ordinary course. Imperial will not conduct any single operation on the Acquired Assets requiring the expenditure of an amount greater than $5,000 without providing notice of and appropriate documentation to Eleven in writing prior to the commencement of such operation. Imperial will not recomplete or abandon any well comprising the Acquired Assets from the date of signing this Agreement until Closing without providing notice of and appropriate documentation to Eleven in writing prior to the commencement of such operations.

(c) Imperial will: (i) promptly notify Eleven of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any of the Acquired Assets; (ii) promptly notify Eleven of any action, suit, proceeding, claim or investigation which is threatened or commenced against Imperial which relates to or affects in any material respect the ownership or operation of the Acquired Assets by Eleven after the Closing of this Agreement or the transactions contemplated thereby; (iii) promptly notify Eleven of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of Imperial contained herein to become untrue in any material respect; and (iv) cooperate with Eleven to effect an orderly transition of the ownership and operation of the Acquired Assets and use its best efforts to protect the relationships with Imperial’s existing customers and suppliers relating to the Acquired Assets.

5.02 Covenants of Eleven.

(a) Between the date of this Agreement and the Closing Date, Eleven agrees to cause Eleven’s officers to furnish Imperial with such financial and operating data and other information with respect to the business and properties of Eleven as Imperial shall from time to time reasonably request and provided such information is in the public domain; provided, however, that any such investigation shall not affect any of the representations and warranties of Eleven hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Eleven. In the event of termination of this Agreement, Imperial will return to Eleven all documents, work papers and other material obtained from Eleven in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b) Eleven waives compliance by Imperial with the bulk sales law, if applicable, in the states having jurisdiction in connection with the sale of Acquired Assets contemplated by this Agreement. Imperial hereby agrees to indemnify and hold Eleven harmless from and against all losses, damages and expenses incurred by Eleven as a result of such noncompliance.

5.03 Consents. Prior to Closing, Imperial and Eleven shall each use their or its respective best efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit Eleven or Imperial, as the case may be, to consummate the transactions contemplated by this Agreement.

6. Conditions to Closing.

6.01 Conditions to Obligations of Eleven. The obligation of Eleven to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Imperial shall have furnished Eleven with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Imperial contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by them prior to the Closing Date.

(c) Imperial shall have obtained and delivered to Eleven all consents required to consummate the transactions contemplated by this Agreement.

(d) There shall not have occurred (i) any material adverse change in the Acquired Assets or the business, properties, results of operations or financial condition of Imperial, (ii) any loss of or damage to any of the Acquired Assets (whether or not covered by insurance) of Imperial which will materially affect or impair the ability of Eleven to own or operate the Acquired Assets.

(e) All statutory requirements for the valid consummation by Imperial of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by Imperial of the transactions contemplated by this Agreement and to permit the business now or previously carried on by Imperial at the Acquired Assets to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

(f) Eleven shall have received from Imperial all files and records, including without limitation, contracts, assignments, agreements, receipts, deeds, leases, assays and correspondence and any other documents or files, which in any way relate to the current or former operations of the Acquired Assets.

(g) Imperial shall have complied with the delivery requirements set forth in Section 7.03 of this Agreement.

6.02 Conditions to Obligations of Imperial. The obligation of Imperial to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Eleven shall have furnished Imperial with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Eleven contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Eleven shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

(c) All statutory requirements for the valid consummation by Eleven of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Eleven of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to Imperial. Eleven or any of their subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Eleven, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

7. Actions at Closing.

7.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

7.02 Deliveries by Eleven. At Closing, Eleven will deliver to Imperial:

(a) certified copies of corporate resolutions and other corporate proceedings taken by Eleven to authorize the execution, delivery and performance of this Agreement; and

(b) Certificates of Incumbency and signatures of officers of Eleven dated as of the date of this Agreement.

(c) EXHIBIT “C” Agreement to acquire all right and title to control of Hillside Oil & Gas LLC

7.03 Deliveries by Imperial. At Closing Imperial will deliver to Eleven:

(a) Such bills of sale, deeds, mineral deeds, assignments, certificates of title, stock certificates and other instruments of transfer, assignment and conveyance as Eleven shall reasonably request to vest in Eleven good and marketable title to the Acquired Assets and any equipment thereon; and

(b) Certified copies of corporate resolutions and other corporate proceedings taken by Eleven to authorize the execution, delivery and performance of this Agreement; and

(c) Certificates of Incumbency and signatures of officers of Imperial as of the date of this Agreement.

(d) An accounting of the income and expenses from the Acquired Assets since January 31, 2012 (Effective Date) to the Closing Date, including all payments made to any vendors attributable to the Acquired Assets. Any expenses for the direct operations of the properties approved by Both the BUYER and SELLER will be the sole responsibility of the Eleven

(e) Abstract of title and title opinion covering the Acquired Assets;

(f) Original executed oil, gas and mineral lease;

(g) Certified copy of effective division order;

(h) Certified copy of joint operation agreement;

(i) Contracts for the purchase of oil, gas or minerals; And

(j) Any other material contracts relating to the Acquired Assets

8. Termination.

8.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

(a) Eleven and Imperial may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Eleven may terminate this Agreement by giving written notice to Imperial on or before the Closing Date if Eleven is not satisfied with the results of its continuing business, legal and accounting due diligence regarding Imperial;

(c) Eleven may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing (i) in the event Imperial has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Eleven has notified Imperial of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (ii) the aggregate of the uncured title defects exceeds 10% of the Purchase Price or (iii) if the Closing shall not have occurred on or before February 15, 2012, or such later date as may be agreed to by Eleven and Imperial in writing, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from Eleven itself breaching any representation, warranty or covenant contained in this Agreement); and

(d) Imperial may terminate this Agreement by giving written notice to Eleven at any time prior to the Closing (i) in the event Eleven has breached any material representation, warranty or covenant contained in this Agreement in any material respect. Imperial has notified Eleven of the breach and the uncured title defects exceeds 10% or (iii) if the Closing shall not have occurred on or before February 15, 2012, or such later date as may be agreed to by Eleven and Imperial in writing, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from Imperial itself breaching any representation, warranty or covenant contained in this Agreement).

In the event that this Agreement is terminated under 8.01 (a), (c) or (d) above, Eleven shall be entitled to a full return of the Escrowed Funds including any interest accrued thereon.

8.02 Effect of Termination. If either Eleven or Imperial terminates this Agreement pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

9. Miscellaneous.

9.01 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished upon the expiration of one year from the Closing Date.

9.02 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada.

9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

To: Imperial

Imperial Petroleum, Inc.

710 Norfleet Drive

Middletown, IN 47356

Attention: Mr. Tim Jones, Chief Financial Officer

To: Eleven Energy Corporation

Eleven Energy Corporation

2202 North West Shore Blvd.

Suite 200

Tampa, Florida 33607

Attention: Mr. Ronald H. Cole, Jr., President

9.04 No Assignment. This Agreement may not be assigned by either party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate, except to the extent that Eleven shall have the right to assign this Agreement and its rights hereunder to any of its subsidiaries at any time.

9.05 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

9.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.08 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Eleven and Imperial. No waiver by an party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.09 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.10 Brokers & Expenses. Except as otherwise expressly provided herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall be responsible for broker or similar fees arising with respect to broker’s retained or engaged by such party and shall indemnify the other party against such fees in connection with the transactions contemplated herein.

9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Imperial Petroleum, Inc.

By:
Timothy A. Jones, Chief Financial Officer

Eleven Energy Corporation

By:
Ronald H. Cole, Jr.
President

Exhibit “A”

2202 North West Shore Blvd. Suite 200 Tampa, Florida 33607

Phone 813-634-2602

January 31, 2012

To: Tim Jones, Chief Executive Officer

Board of Directors Imperial Petroleum Inc.

101 N.W. First street Suite 101

Evansville, Indiana 47708

This letter is to inform the Board of Directors of Imperial Petroleum Inc. on the Intent to purchase the Coquille Bay Plaqumines, Parish Louisiana Assets; owned by your company. We have come to a understanding of terms offered by Tim Jones as follows and nullifies offer made on November 30, 2011

$100.00 in cash

The Acquisition or assumption as operator of Hillside Oil & Gas LLC, A Texas LLC and assumption of the Operating Bond for operating the assets in the approximate amount of $ 1.1 Million

Closing of the proposed transaction by or before February, 15, 2012

These terms are acceptable to us and wish to pursue the closing of the proposed transaction and complete final due diligence subject to Definitive Agreements. Please send acceptance letter to move to final term documents.

Sincerely,	Accepted January 31, 2012

Eleven Energy Corporation	Imperial Petroleum Inc.

Ronald H. Cole Jr.	By:

President and CEO	Tim Jones

Chief Executive Officer

EXHIBIT “B”

Attached and made part of that certain Assignment of Oil, Gas and Mineral Leases with an effective date of November 1, 2011.

(1)	A certain tract or parcel of land, situated in Section 27, T19S-T18E. East of the Mississippi River, Plaquemines Parish, and being particularly described as follow:

Beginning at a point having coordinates of X=2,638,414,15 and Y=256,958,33; thence

South 02°08’27” East 3,656.95 feet to a point having coordinates of X=2,638,550.76 and Y=253,303.93 thence

South 87°51’33’ West 5,279.91 feet to a point having coordinates of X=2,633,274.54 and Y=253,106.70 thence

North 02°08’27” West 3,565.12 feet to a point having coordinates of X=2,633,141.36 and Y=256,699.36 thence

North 87°51’33” East 5,243.07 feet to the Point of beginning, containing 443,220 acres, as more fully shown on a plat dated December 4, 2000 prepared by C.H. Fenstemaker & Associates, Inc. Civil Engineers and Land Surveyors.

All bearings, distances, and coordinates are based on the Louisiana Lambert Plane Coordinate System of 1927, South Zone.

WELL	SERIAL #	WELL	SERIAL #
SL2792#D-1	106673	SL 2792 #C-1	09800
SL2792#C-2	099267	SL 2792 #C-3	101429
SL2792#1	068691	SL 2792 #3	091384
SL2792#3D	093856	SL 2792 6	094055
SL2792#6D	096346	SL 2792 #7	096444
SL2792#7D	097644	SL 2792 #8	097193
SL2792#8D	098333	SL 2792 #9	097761
SL2792#9D	099929	SL 2792 #10	098332
SL2792#10D	099930	SL 2792 #12	206277
SL2792#12D	207045	SL 2792 #13	209591
SL2792#13D	209823	SL 2792 #14	209594
SL2792#14D	209824	SL 2792#15	210773

(2)	This agreement is further limited to all sands from the surface to 100’ below the stratigraphic equivalent of 11,000’ sand as seen on the electric log for State lease 2792 Well #9 at 10,982’-11,010’.

(3)	Any and all rights owned or claimed, whether assigned or held in trust by the Operator, Hillside Oil & Gas LLC, for the benefit of SELLER in that certain lease executed by and between Plaquemines Parish Government, as Lessor, and Hillside Oil & Gas as Lessee, dated December 10, 2008 and recorded in Book 1195, Page 856 of the records of Plaquemine Parish, Louisiana and described as Tract 08-2 covering mineral rights located in the SE/4 Sec 27, T19S, R18E Coquille Bay Field. Louisiana.

Hillside Oil & Gas LLC EXHIBIT “C”

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), is entered into as of this 31st day of January 2012, by and between Hillside Oil & Gas LLC, a Texas LLC. (“Hillside, Seller”) a Texas LLC having its principal place of business located at 8204 Marina Vista Circle, Leander, Texas, 78641 as SELLER and Eleven Energy Corporation, (“Eleven or Buyer”), a Florida corporation located at 2202 North West Shore Blvd. Suite 200 Tampa, Florida 33607 as BUYER.

W I T N E S S E T H:

WHEREAS, Hillside is a Approved Operator in Good Standing in the State of Texas and State of Louisiana; and

WHEREAS, Hillside desires to sell, transfer and assign to Eleven all of its right, title and interest in its business operations as a Approved Oil & Gas operator in the State of Texas; and State of Louisiana and those assets comprising those used by Hillside in it business execution as an approved Operator, in conjunction with the operation of Oil and Gas operations specifically those assets used for Operations in Coquille Bay, Plaquemines Parish Louisiana.

WHEREAS, All reference contained in this document identifying Acquired Assets SHALL MEAN ASSETS Acquired” by Eleven from Imperial Petroleum; and

WHEREAS, Eleven understands and acknowledges that the Acquired Assets require certain plugging bonds to be posted with the State of Louisiana; and it is understood that Hillside as Operator will convey and keep in place the Plugging Bond by paying current premium on Said bond of $23,500 which Eleven will make said Premium payment direct to Insurer at Closing.

WHEREAS, the Board of Directors of both Hillside and Eleven deem it in the best interest of each to complete the transaction herein contemplated;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

1. Purchase and Sale of Assets.

1.01. Purchase and Sale. On and subject to the terms and conditions of this Agreement, Eleven agrees to purchase from Hillside and Hillside agrees to sell, transfer, convey and deliver to Eleven all of Hillside right, title and interest in and to operate the Coquille Bay Acquired Assets and operation, including without limitation, the following assets:

all certificates, licenses, permits, registrations and applications therefore necessary, useful for, used or held for use by Hillside in the ownership or operation of the Coquille Bay properties (collectively, the “Permits”); whether held in the name of Hillside or in an affiliate entity;

all books, records, ledgers, files, documents, correspondence, lists, plats, maps, plans, drawings, blueprints, specifications, assays, studies, reports and other written or printed materials necessary, useful for, held for use by Hillside useful in the operation of the properties on (Exhibit “A” Asset Purchase Agreement between Imperial and Eleven), including any stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the business operations and operating the Coquille Bay properties:

Hillside Oil & Gas LLC EXHIBIT “C”

1.02 Purchase Price. Eleven agrees to purchase the Business operating assets of Hillside at Closing in exchange for a total consideration of $100.00 (the “Purchase Price”) to be adjusted as provided in this Agreement and comprised of the following:

Eleven will assume the position of Hillside Oil & Gas LLC, a Texas LLC through a conveyance of 100% percent of Hillside controlling equity and assume the position as operator. Eleven will assume the Role as Bondholder Exhibit “B” of the SSTA plugging bond as required by the State of Louisiana for Conquille Bay in the amount as currently enforce and assumption by Eleven of plugging liabilities on all of the Acquired Assets.

1.03 Effective Date: The purchase of the Acquired Assets shall be effective as of 7:00 a.m. on January 31, 2012 (“Effective Date

1.04 Closing. Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement will be at 5:00 p.m. at the offices Hillside Oil & Gas LLC., Located at 8204 Marina Vista Circle, Leander, texas, 78641, on or before, January 31, 2012, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by Eleven and Hillside, such date and time sometimes being referred to herein as the “Closing” or “Closing Date.”

2. Representations and Warranties of Eleven.

Eleven represents and warrants to Hillside that, to the best of its knowledge, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

2.01 Organization, Qualification and Corporate Power. Eleven is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Eleven is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Eleven has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.02 Authority. Eleven has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Eleven hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Eleven and all agreements, instruments, and documents to be executed and delivered by Eleven hereunder, the performance by Eleven of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Eleven, and no other corporate proceedings of Eleven are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Eleven hereunder, have been duly authorized to do so by all necessary actions on the part of Eleven. This Agreement constitutes, and each other agreement and instrument to be executed by Eleven hereunder, when executed and delivered by Eleven, will constitute, the valid and binding obligation of Eleven enforceable against it in accordance with its terms. At Closing, Eleven will assume the position of Hillside Oil & Gas LLC, a Texas LLC through a conveyance of 100% percent of Hillside controlling equity and assume the position as Operator as described in Exhibit “A” and shall constitute compliance as a condition of closing asset purchase Agreement with Imperial and satisfy Plugging Bond requirement in the State of Louisiana.

2.03 Capitalization. The entire authorized capital stock of Eleven, as of the date of the Agreement consists of 150,000 shares of the common stock, par value $.001 per share, of which 100,000 shares are, as of the date of this Agreement, issued and outstanding. All of the issued and outstanding shares of Eleven common stock have been duly authorized, are validly issued, fully paid, and non-assessable. Except as disclosed above, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Eleven is a party or which are binding upon Eleven providing for the issuance, disposition or acquisition of any of its capital stock.

Hillside Oil & Gas LLC EXHIBIT “C”

2.04 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Eleven is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of Eleven or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Eleven is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Eleven is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity in order for Eleven to consummate the transactions contemplated by this Agreement.

2.05 Disclosure. The representations and warranties contained in this Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 2 not misleading.

2.06 Representation. Eleven represents and warrants that in making the decision to acquire the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Eleven and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial.

3. Representations and Warranties Concerning Hillside.

Hillside, represents and warrants to Eleven that, to the best of their knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

3.01 Authority. Hillside has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Hillside hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. This Agreement constitutes, and each other agreement and instrument to be executed by Hillside hereunder, when executed and delivered by Hillside, will constitute, the valid and binding obligation of Hillside enforceable against it in accordance with its terms.

3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Imperial is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Hillside is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Hillside is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Hillside and Eleven to consummate the transactions contemplated by this Agreement.

3.03 Title. The Business operations are being transferred pursuant to this Agreement to Buyer without warranty, either express or implied. To the best of its knowledge, Hillside has not received or been notified of any adverse claims against the Coquille Bay Acquired Assets, and upon the Closing Date will transfer business operations to Eleven free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Eleven shall conduct its title investigation and notify Hillside in writing of any defects in the title to the business operations. In the event that material defects are discovered, Eleven, may at its own discretion terminate the transaction.

Hillside Oil & Gas LLC EXHIBIT “C”

3.04 Permits. To the best knowledge of Seller, Seller has received no notice and has no knowledge of any revocation, termination or modification of any Permit affecting the Acquired Assets that would have a material adverse effect on the continued operation of the Acquired Assets of Coquille Bay by the Buyer after Closing.

3.05 Governmental Approvals. To the best knowledge of Seller, Seller has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the Acquired Assets, Eleven or Eleven’s ability to own, operate or exploit the Acquired Coquille Bay Assets. Seller has not received any demand from the Texas Railroad Commission, Louisiana Department of Natural Resources, The New Mexico Department of Natural Resources or the Environmental Protection Agency, or any similar body having jurisdiction over mineral rights and operations within the States of Texas, New Mexico or Louisiana, to plug and abandon, repair, or otherwise alter the present operations of any of the properties or wells comprising the Acquired Coquille Bay Assets.

3.06 Tax Matters. To the best knowledge of Seller, there is no dispute or claim concerning any federal, state or local tax liability either (A) claimed or raised by any authority in writing or (B) as to which Hillside or any of the directors and officers (and employees responsible for tax matters) of Hillside or any affiliate have knowledge based upon personal contact with any agent of such authority. Hillside has paid all of its outstanding tax obligations in each jurisdiction where such obligations has been incurred on a timely basis.

3.07 Litigation. To the best knowledge of Seller, there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or threatened against Hillside or any of the Acquired Assets. Hillside has not received any notifications or changes from any federal, state, or local governmental authority involving oil and gas, occupational safety and health or water quality or other environmental matters.

3.08 Environment, Health and Safety. To the best knowledge of Seller, there are no claims and Seller is not aware of the potential for any claims arising out of environmental issues related to the operation or ownership of the Acquired Coquille Bay Assets. Seller expressly assumes any liability associated with environmental issues relating to events that occurred prior to the Effective Date.

3.09 Legal Compliance. To the best of its knowledge, Seller is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws affecting the Acquired Coquille Bay Assets.

3.10 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.11 Representation. Hillside represents and warrants that in making the decision to sell the Business Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Eleven.

4. Survival.

4.01 Survival. All of the representations and warranties of Hillside contained in this Agreement and the representations of Eleven contained in this Agreement shall survive for a period of one year after the Closing Date.

Hillside Oil & Gas LLC EXHIBIT “C”

5. Conduct and Transactions prior to Closing.

5.01 Covenants of Hillside. Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

(a) Hillside agrees to give Eleven its agents and representatives, full access to the Acquired Assets and all of Hillside’s premises and books and records relating to the Acquired Assets and its operation, and to furnish Eleven with such financial, title and operating data and other information with respect to the Acquired Assets and its ownership and operation as Eleven shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of Hillside hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Hillside. Hillside agrees to furnish to Eleven any title opinions, title reviews or other material useful to Eleven in its review of the title to the Acquired Assets vested in Hillside. In the event of termination of this Agreement, Eleven will return to Hillside all documents, work papers, and other material obtained from Hillside in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b) Hillside will conduct its business relating to the Acquired Assets only in the ordinary course. Hillside will not conduct any single operation on the Acquired Assets requiring the expenditure of an amount greater than $5,000 without providing notice of and appropriate documentation to Eleven in writing prior to the commencement of such operation. Hillside will not recomplete or abandon any well comprising the Acquired Assets from the date of signing this Agreement until Closing without providing notice of and appropriate documentation to Eleven in writing prior to the commencement of such operations.

(c) Hillside will: (i) promptly notify Eleven of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any of the Acquired Assets; (ii) promptly notify Eleven of any action, suit, proceeding, claim or investigation which is threatened or commenced against Hillside which relates to or affects in any material respect the ownership or operation of the Acquired Assets by Eleven after the Closing of this Agreement or the transactions contemplated thereby; (iii) promptly notify Eleven of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of Hillside contained herein to become untrue in any material respect; and (iv) cooperate with Eleven to effect an orderly transition of the ownership and operation of the Acquired Assets and use its best efforts to protect the relationships with Hillside’s existing customers and suppliers relating to the Acquired Assets.

5.02 Covenants of Eleven.

(a) Between the date of this Agreement and the Closing Date, Eleven agrees to cause Eleven’s officers to furnish Hillside with such financial and operating data and other information with respect to the business and properties of Eleven as Imperial shall from time to time reasonably request and provided such information is in the public domain; provided, however, that any such investigation shall not affect any of the representations and warranties of Eleven hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Eleven. In the event of termination of this Agreement, Hillside will return to Eleven all documents, work papers and other material obtained from Eleven in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b) Eleven waives compliance by Hillside with the bulk sales law, if applicable, in the states having jurisdiction in connection with the sale of Acquired Assets contemplated by this Agreement. Hillside hereby agrees to indemnify and hold Eleven harmless from and against all losses, damages and expenses incurred by Eleven as a result of such noncompliance.

5.03 Consents. Prior to Closing, Hillside and Eleven shall each use their or its respective best efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit Eleven or Hillside, as the case may be, to consummate the transactions contemplated by this Agreement.

Hillside Oil & Gas LLC EXHIBIT “C”

6. Conditions to Closing.

6.01 Conditions to Obligations of Eleven. The obligation of Eleven to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Hillside shall have furnished Eleven with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Hillside contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Hillside shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by them prior to the Closing Date.

Hillside shall deliver all stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the business operations and operating the Coquille Bay properties; security interests including conveyance of a stock certificates, and any other security instruments conveying 100% control of Hillside.

(c) Hillside shall have obtained and delivered to Eleven all consents required to consummate the transactions contemplated by this Agreement.

(d) There shall not have occurred (i) any material adverse change in the Acquired Assets or the business, properties, results of operations or financial condition of Hillside, (ii) any loss of or damage to any of the Acquired Assets (whether or not covered by insurance) of Hillside which materially affect or impair the ability of Eleven to own or operate the Acquired Assets.

(e) All statutory requirements for the valid consummation by Hillside of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by Hillside of the transactions contemplated by this Agreement and to permit the business now or previously carried on by Hillside at the Acquired Assets to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Hillside, shall have threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

(f) Eleven shall have received from Hillside all files and records, including without limitation, contracts, assignments, agreements, receipts, deeds, leases, assays and correspondence and any other documents or files, which in any way relate to the current or former operations of the Acquired Assets.

(g) Hillside shall have complied with the delivery requirements set forth in Section 7.03 of this Agreement.

6.02 Conditions to Obligations of Hillside. The obligation of Hillside to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Eleven shall have furnished Hillside with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Eleven contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Eleven shall have performed all material obligations and complied with all materials covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

Hillside Oil & Gas LLC EXHIBIT “C”

(c) All statutory requirements for the valid consummation by Eleven of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Eleven of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to Hillside, Eleven or any of their subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Eleven, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

7. Actions at Closing.

7.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

7.02 Deliveries by Eleven. At Closing, Eleven will deliver to Hillside:

(a) certified copies of corporate resolutions and other corporate proceedings taken by Eleven to authorize the execution, delivery and performance of this Agreement; and

(b) Certificates of Incumbency and signatures of officers of Eleven dated as of the date of this Agreement.

7.03 Deliveries by Hillside. At Closing Imperial will deliver Eleven:

(a) Such bills of sale, deeds, mineral deeds, assignments, certificates of title, stock certificates and other instruments of transfer, assignment and conveyance as Eleven shall reasonably request to vest in Eleven good and marketable title to the Acquired Assets and any equipment thereon; and

(b) Certified copies of corporate resolutions and other corporate proceedings taken by Eleven to authorize the execution, delivery and performance of this Agreement; and

(c) Certificates of Incumbency and signatures of officers of Hillside as of the date of this Agreement.

(d) An accounting of the income and expenses from the Acquired Coquille Bay Assets since January 31, 2012 (Effective Date) to the Closing Date, including all payments made to any vendors attributable to the Acquired Assets. Any expenses for the direct operations of the properties approved by Both the BUYER and SELLER will be the sole responsibility of the Eleven.

(e) Hillside shall deliver all stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the business operations and operating the Coquille Bay properties; security interests including conveyance of a stock certificates, and any other security instruments conveying 100% control of Hillside.

8. Termination.

8.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

(a) Eleven and Hillside may terminate this Agreement by mutual written consent at any time prior to the Closing;

Hillside Oil & Gas LLC EXHIBIT “C”

(b) Eleven may terminate this Agreement by giving written notice to Hillside on or before the Closing Date if Eleven is not satisfied with the results of its continuing business, legal and accounting due diligence regarding Hillside;

(c) Eleven may terminate this Agreement by giving written notice to Hillside at any time prior to the Closing (i) in the event Hillside has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Eleven has notified Hillside of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (iii) if the Closing shall not have occurred on or before February 15, 2012, or such later date as may be agreed to by Eleven and Hillside in writing, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from Eleven itself breaching any representation, warranty or covenant contained in this Agreement); and

(d) Hillside may terminate this Agreement by giving written notice to Eleven at any time prior to the Closing (i) in the event Eleven has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Hillside has notified Eleven of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (iii) if the Closing shall not have occurred on or before February 15, 2012, or such later date as may be agreed to by Eleven and Hillside in writing, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from Hillside itself breaching any representation, warranty or covenant contained in this Agreement).

In the event that this Agreement is terminated under 8.01 (a), (c) or (d) above, Eleven shall be entitled to a full return of the Escrowed Funds including any interest accrued thereon.

8.02 Effect of Termination. If either Eleven or Hillside terminates this Agreement pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

9. Miscellaneous.

9.01 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished upon the expiration of one year from the Closing Date.

9.02 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas.

9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

To: Hillside Oil & Gas LLC

Hillside Oil & Gas LLC 8204 Marina Vista Circle Leander, Texas, &8641

Attention: Mr. Greg Thagard, President

To: Eleven Energy Corporation

Eleven Energy Corporation 2202 North West Shore Blvd. Suite 200 Tampa, Florida 33607

Attention: Mr. Ronald H. Cole, Jr., President

Hillside Oil & Gas LLC EXHIBIT “C”

9.04 No Assignment. This Agreement may not be assigned by either party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate, except to the extent that Eleven shall have the right to assign this Agreement and its rights hereunder to any of its subsidiaries at any anytime.

9.05 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

9.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.08 Amendments and Waivers. No amendment of my provision of this Agreement shall be valid unless the same shall be in writing and signed by Eleven and Hillside. No waiver by an party of any default misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to my prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.09 Severability. Any term or provision of Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.10 Brokers & Expenses. Except as otherwise expressly provided herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall be responsible for broker or similar fees arising with respect to broker’s retained or engaged by such party and shall indemnify the other party against such fees in connection with the transactions contemplated herein.

9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

Hillside Oil & Gas LLC Exhibit “C”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Hillside Oil & Gas LLC.

By:
Greg Thagard, President

Eleven Energy Corporation

By
Ronald H. Cole, Jr. President

MINUTES OF SPECIAL MEETING OF DIRECTORS OF ELEVEN ENERGY CORPORATION

The special meeting of directors was held January 29th, 2011 at 11:30PM Telephonically 813-634-2602 to 713-724-1631

The following were present

Ronald H Cole Jr.

Robert E. Chamberlain Jr.

being a quorum and all of the Directors of the Corporation

The secretary presented to the meeting the approval and consent of the directors of the Corporation to finalize and submit final Purchase Agreement and closing documents to acquire The Coquille Bay Oil and Gas assets from Imperial Petroleum Inc and the Acquisition and Business Operations Of Hillside Oil & Gas LLC. The terms and conditions were discussed and agreed by all present to submit for closing on January 31st 2012 the purchase of the Imperial Coquille Bay Assets for $100 and The Hillside Oil & Gas LLC Business for $100 which details are described in the closing documents.

Upon motion duly made, seconded and carried, said Purchase Agreement was approved and was adopted and the Secretary was directed to append to these minutes a copy of Purchase Agreements Closing Documents.

Upon motion duly made, seconded and carried, it was

RESOLVED that the Corporation shall submit to Imperial Petroleum Inc the closing Purchase Agreement and the Hillside Oil & Gas LLC Asset Purchase Agreement.

FURTHER RESOLVED, that the signing of these minutes shall constitute full ratification thereof and Waiver of Notice of the meeting by signatories.

There being no further business before the meeting, on motion duly made, seconded and carried, the meeting was adjourned.

DATED: January 29th, 2011

Ronald H. Cole Jr. Director, Secretary, President; CEO

Robert E. Chamberlain Jr. Director; Chairman

ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

STATE OF LOUISIANA

PARISH OF PLAQUEMINES

THIS ASSIGNMENT OF OIL, GAS AND MINERAL LEASES, (“Assignment”) is Executed by IMPERIAL PETROLEUM, INC. a Nevada Corporation, located at 710 Norfleet Drive, Middletown, IN 47356 (“Assignor”) and ELEVEN ENERGY CORPORATION, a Florida corporation, of 2202 North West Shore Blvd. Suite 200 Tampa, Florida 33607 (“Assignee”).

WHEREAS, Assignor is the owner of certain oil, gas and mineral interests located in the Coquille Bay Field of Plaquemines Parish, Louisiana as more fully described on the attached Exhibit “A”.

WHEREAS, Assignor desires to assign all its interest to Assignee as described below.

For and in consideration of the sum of One Hundred Dollars ($100.00) and other good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Assignor does hereby grant, transfer, convey and assign unto Assignee, all of its right, title and interests in to and under the oil and gas leases, State of Louisiana Operating Agreement A0261, and related property rights, including those described in Exhibit “A” attached hereto and made a part hereof and the improvement and equipment located on the said leases and Operating Agreement used in connection with said leases and Operating Agreement (hereinafter referred to as the “Property”).

As additional consideration for the sale of the Property, Assignee shall assume the following obligations:

A.	The rules and regulations of the Office of Conservation, Department of Natural Resources, the State of Louisiana, and all other applicable laws and regulations, whether federal, state or local.

B.	This assignment is made subject to the terms of all leases, all surface leases, agricultural and grazing leases, right-of-ways, servitudes and all other agreements, whether recorded or unrecorded, affecting the said leases, existing operating agreements, unit agreements, gas sale contracts, as well as any and all other agreements affecting the Property.

C.	The terms of the following referenced documents:

1.	Operating Agreement, effective January 10, 2001 by and between the State Mineral Board of the State of Louisiana and Royal “T” Oil Co., Inc., Recorded in C.O.B. 993, Folio 439 on February 5, 2001 at the office of Plaquemines Parish, Clerk of Court.

D.	That certain Joint Operating Agreement by and between Royal-T Oil Company as Operator and the various working interest owners.

Assignor makes no warranty of title, express or implied as to the Property, but warrants to defend all and singular the Property conveyed to Assignee, its successors and assigns lawfully claiming the Property or any part thereof, by through or under Assignor but not otherwise, except as otherwise agreed to between the parties.

THIS ASSIGNMENT shall be effective as of 7:00a.m. CST, on November 1, 2011, and thereafter shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the Assignor has executed this Assignment effective the date written above.

WITNESSES:	ASSIGNOR:
IMPERIAL PETROLEUM, INC.

By:
Time Jones, CFO

STATE OF INDIANA

COUNTY OF HENRY

On this 3rd day of February, 2012, before me, undersigned notary public, personally Appeared Tim Jones to me personally known, whose signature is affixed to the foregoing document, and who acknowledged to me that he signed the above foregoing document on behalf of Imperial Petroleum, Inc., a Nevada corporation, on behalf of said company and in the capacity stated therein.

Witness my hand an official seal.

My commission expires: May 2, 2019	Notary Public, State of Indiana

EXHIBIT “A”

Attached and made part of that certain Assignment of Oil, Gas and Mineral Leases with an effective date of November 1, 2011.

(1)	A certain tract or parcel of land, situated in Section 27, T19S-T18E, East of the Mississippi river, Plaquemines Parish, and being particularly described as follow:

Beginning at a point having coordinates of X=2,638.414.15 and Y-256,958.33: thence

South 02°08’27” East 3,656.95 feet to a point having coordinates of X=2,638.550.76 and Y=253.303.96 thence

South 87°51’33” West 5,279.91 feet to a point having coordinates of X=2,633.274.54 and Y=253.106.70 thence

North 02°08’27” West 3,565.12 feet to a point having coordinates of X=2,633.141.36 and Y=256.699.32 thence

North 87°51’33” East 5,243.07 feet to the Point of beginning, containing 443,220 acres, as more fully shown on a plat dated December 4, 2000 prepared by C.H. Fenstemaker & Associates, Inc. Civil Engineers and Land Surveyors.

All bearings, distances, and coordinates are based on the Louisiana Lambert Plane Coordinate System of 1927, South Zone.

WELL	SERIAL #	WELL	SERIAL #
SL2792#D-1	106673	SL 2792 #C-1	09800
SL2792#C-2	099267	SL 2792 #C-3	101429
SL2792#1	068691	SL 2792 #3	091384
SL2792#3D	093856	SL 2792 6	094055
SL2792#6D	096346	SL 2792 #7	096444
SL2792#7D	097644	SL 2792 #8	097193
SL2792#8D	098333	SL 2792 #9	097761
SL2792#9D	099929	SL 2792 #10	098332
SL2792#10D	099930	SL 2792 #12	206277
SL2792#12D	207045	SL 2792 #13	209591
SL2792#13D	209823	SL 2792 #14	209594
SL2792#14D	209824	SL 2792 #15	210773

(2)	This agreement is further limited to all sands from the surface to 100° below the stratigraphic equivalent of 11,000° sand as seen on the electric log State Lease 2792 Well #9 at 10,982-11,010°.

(3)	Any and all rights owned or claimed, whether assigned or held in trust by the Operator, Hillside Oil & Gas LLC, for the benefit of SELLER in that certain lease executed by and between Plaquemines Parish Government, as Lessor, and Hillside Oil & Gas as Lessee, dated December 10, 2008 and recorded in Book 1195, Page 856 of the records of Plaquemine Parish, Louisiana and described as Tract 08-2 covering mineral rights located in the SE/4 Sec 27, T19S, R18E Coquille Bay Field, Louisiana.

ACCEPTANCE BY ASSIGNEE

Eleven Energy Corporation, Assignee of the Assignment of Oil, Gas and Mineral Leases (“Assignment”) effective as of November 1, 2011 from Imperial Petroleum, Inc., as Assignor, and affecting Louisiana State Lease No. AO 261 made subject to the approval of the Louisiana State Mineral Board of the State of Louisiana, hereby accepts such Assignment and agrees to fulfill the obligations, conditions and stipulations in said described lease and/or Operating Agreement, when assigned, and the rules and regulations of the State Mineral Board, so far as applicable thereto.

WITNESSES:	ASSIGNEE:
ELEVEN ENERGY CORPORATION

By:
Ronald H. Cole, Jr. President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

On this 3rd day of February, 2012, before me, the undersigned notary public, personally appeared Ronald H. Cole, Jr., to me personally known, whose signature is affixed to the foregoing document, and who acknowledged to me that he signed the above foregoing document on behalf of Eleven Energy Corporation., on behalf of said company and in the capacity stated therein.

Witness my hand an official seal.

My commission expires:	Notary Public, State of Florida

ASSIGNMENT

THIS ASSIGNMENT (“Assignment”) is effective as of November 1, 2011, and made by and between, Imperial Petroleum, Inc. a Nevada corporation of 710 Norfleet Drive, Middletown, IN 47356 (“Assignor”) and ELEVEN ENERGY CORPORATION., a Florida corporation, of 2202 North West Shore Blvd. Suite 200 Tampa, Florida 33607 (“Assignee”).

RECITALS:

A. On October 30, 2003, a certain Pipeline Agreement was created by and between Mideast Gas Systems, Inc. (“Mideast”) and Royal “T” Oil Co., Inc., a Louisiana corporation, and such document was recorded on June 23, 2004, in Book 1074 Folio 61, Entry #04004178, Plaquemines Parish, Louisiana, Clerk of the Court.

B. The “Pipeline” is defined as that certain pipeline located in the Plaquemines Parish, Louisiana, located in Sections 22 and 27, T19S, R18E, running from the Vamos platform to the current platform, approximately 6,059 feet in length, 3 “diameter, the meters and equipment located thereon, and the right-of-ways depicted in that certain Proposed Right-of-Way Across Property Owned by the State of Louisiana survey dated September 28, 2004, by Morris P. Herbert, Inc. (and attached as Exhibit A).

C. On September 15, 2003, such Pipeline Agreement dated as of October 30, 2003 was amended pursuant to a Transportation Agreement and First Amendment to Pipeline Agreement effective September 15, 2004, and such document was recorded on September 24, 2004, in Book 1079, Page 410, Entry #2004-00006128 Plaquemines Parish, Louisiana, Clerk of the Court.

D. On July 15, 2004, Mideast sold seventy-five percent (75%) of its interest to Chrisjo Energy, Inc. (“Chrisjo”), and such document was recorded on November 4, 2005, in Book 1102, Page 619, Entry #2005-0005460 Plaquemines Parish, Louisiana, Clerk of the Court and ratified on June 1, 2007 as described in Recital F below.

E. On September 1, 2004, Mideast sold the remaining twenty-five percent (25%) of its interest to Tenexco, Inc. (Assignor), and such document was recorded on June 11, 2007, in Book 1147, Page 266, Entry #2007-00003743 Plaquemines Parish, Louisiana, Clerk of the Court and ratified on June 1, 2007 as described in Recital F below.

F. On June 1, 2007, Mideast and Chrisjo entered into a certain Assignment of Pipeline and Operatorship document, as such document was recorded on August 24, 2007, in Book 1157, Page 182. Entry #2007-00005880 Plaquemines Parish, Louisiana, Clerk of the Court.

G. On February 1, 2008, Tenexco, Inc., as assignor, and Coquille Bay Pipeline Company, LLC, as assignee, entered into a certain Assignment document; such document was recorded on February 14, 2008 in Book 1174, Page 227, Entry No. 2008-00001021, Plaquemines Parish, Louisiana Clerk of the Court.

H. On November 1, 2010, Imperial Petroleum, Inc. acquired all right, title and interest into the Pipeline from each of Chrisjo Energy Inc. and Coquille Bay Pipeline Company, LLC.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Recitals stated above are hereby incorporated by this reference.

2.	Assignment. Assignor hereby assigns unto Assignee all of its right, title and interest in:

a.	the Pipeline.

b.	any property rights that Assignor acquired from Mideast pursuant to the assignment dated September 1, 2004, as more fully described in Recital E above, and.

c.	All right, title and interest owned by Assignor in the Pipeline, equipment and any appurtenances thereon located in Sections 27 and 22. T19S, R18E, Plaquemines Parish, Louisiana, as more fully described in Exhibit A, attached hereto and made a part hereof.

3.	This conveyance is made without warranty of title.

4.	Assignee accepts the terms and conditions described above, which shall be covenants running with the land covered by the interests herein assigned and with each transfer or assignment thereof.

IN WITNESS WHEREOF, this Assignment is made the date and year written above.

WITNESSES:	ASSIGNOR:
Imperial Petroleum, Inc.

By:
Tim Jones, CFO

STATE OF INDIANA

COUNTY OF HENRY

On this 3rd day of February, 2012, before me, the undersigned notary public, personally appeared Tim Jones, to me personally known, whose signature is affixed to the foregoing document, and who acknowledged to me that he signed the above foregoing document on behalf of Imperial Petroleum, Inc., on behalf of said company and in the capacity stated therein.

Witness my hand an official seal.

My commission expires: May 2, 2019	, Notary Public, State of Indiana

ACCEPTANCE BY ASSIGNEE

WITNESSES:	ASSIGNEE:

ELEVEN ENERGY CORPORATION

By:

Ronald H. Cole Jr, President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

On this 3rd day of February, 2012 before me, the undersigne notory publi, personally appeared Ronald H, Cole Jr., to me personally known, whose signature is affixed to the foregoing document, and who acknowledge to me that he signed the above foregoing document on behalf of ELEVEN ENERGY CORPORATION, on behalf of said company and in the capacity stated therein

Witness my official seal. My commission expires:

Notory Public State of Florida

Exhibit A to

Assignment made by Imperial Petroleum, Inc., as Assignor and Eleven Energy Corporation, as Assignee, dated as of November 1, 2011

The “Pipeline Gathering System” is defined as that certain pipeline located in Plaquemines Parish, Louisiana located in Sections 22 and 27, T19S, R18E, running from the Vamos platform (now Martin Marks) to the current Coquille Bay field platform, approximately 6,059 feet in length, 3” diameter, the meters and equipment located thereon, and the rights-of-way depicted in that certain Proposed Right-of-Way Across Property Owned by the State of Louisiana survey dated September 28, 2004, by Morris P. Hebert, Inc. (and attached as Exhibit A to the Assignment from Mideast Gas Systems, Inc. to Chrisjo Energy, Inc. dated April 6, 2005).

ACCEPTANCE BY ASSIGNEE

WITNESSES:	ASSIGNEE:

ELEVEN ENERGY CORPORATION

By:

Ronald H. Cole Jr. President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

On this 3rd day of February, 2012 before me, the undersigne notory publi, personally appeared Ronald H, Cole Jr., to me personally known, whose signature is affixed to the foregoing document, and who acknowledged to me that he signed the above foregoing document on behalf of ELEVEN ENERGY CORPORATION, on behalf of said company and in the capacity stated therein

Witness my official seal. My commission expires:

Notory Public State of Florida